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                                  EXHIBIT 10(d)

                                CLOSING AGREEMENT
                                -----------------

This Closing Acquisition Agreement (the "AGREEMENT") is made and entered into this 23rd day of July, 2002, by and between QUIK PIX, INC., a Nevada Corporation ("QPI"), IMAGING TECHNOLOGIES CORPORATION, a Delaware corporation ("ITEC"), and JOHN CAPEZZUTO, an adult individual ("MR. CAPEZZUTO") (each referred to herein as a "Party" and together referred to as the "Parties"), and is based upon the following Recitals:

                                 R E C I T A L S
================================================================================

C. On June 12, 2002 the Parties entered into a Share Acquisition Agreement (the "ACQUISITION AGREEMENT").

D. As of the date of this Agreement, the transaction contemplated in the Acquisition Agreement has not closed.

D. The Parties have decided to close the transaction contemplated in the Acquisition Agreement on the terms set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants recited, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

                                A G R E E M E N T
================================================================================

1. CONSIDERATION FOR CLOSING. In addition to the consideration provided in the Acquisition Agreement, ITEC hereby grants to QPI a license to ITEC's ColorBlind software on the terms and conditions of the License Agreement attached hereto and incorporated herein as Exhibit A.

2. DISTRIBUTION AGREEMENT. The distribution agreement referred to in Paragraph 4. Of the Acquisition Agreement is attached hereto and incorporated herein as Exhibit B. The Parties hereby waive any claim of breach based on the failure to attach the distribution agreement to the Acquisition Agreement.

3. QPI DEBENTURES. The affirmation of the releases referred to in Paragraph 5 of the Acquisition Agreement, signed by the Debenture Holders (as defined in the Acquisition Agreement), evidencing the release of the Debentures (as defined in the Acquisition Agreement) will be provide to ITEC at the Closing. The Parties hereby waive any claim of breach based on the failure to attach the written affirmations to the Acquisition Agreement.

4. ATTORNEYS FEES AND COSTS. The Parties agree that each will bear their own costs and attorneys' fees incurred in connection with the preparation, execution and delivery of this Agreement, and the performance of their respective obligations contained herein, except as otherwise expressly stated in this Agreement.

5. WAIVER OF CERTAIN REPRESENTATIONS AND WARRANTIES. The Parties hereby waive certain representations and warranties contained in the Acquisition Agreement, as follows:

         5.1 That QPI has filed all reports and other documents required to be filed by the SEC, the NASD and any state securities administration, as stated in Paragraph 11.6 of the Acquisition Agreement.

6. WAIVER OF CERTAIN CONDITIONS TO CLOSING. The Parties hereby waive certain conditions to the Closing as follows:

         6.1 That the transactions contemplated by the Acquisition Agreement be closed no later than thirty (30) days from the date of the last signature on the Acquisition Agreement, as stated in Paragraph 13.of the Acquisition Agreement.

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         6.2      That all of the trade debt of QPI and unpaid payroll other than due to Mr. Capezutto will be reduced to an amount not to exceed Two hundred thousand dollars ($200,000.00) and all other debt, including notes payable, debentures and unpaid payroll due to Mr. Capezutto, with the exception of the tax liabilities discussed below, will be eliminated through conversion to equity or otherwise, as stated in Paragraph 13.4 of the Acquisition Agreement. However, the Parties agree that the trade debt of QPI will be so reduced as soon as possible after the Closing with existing resources of QPI, including a number of shares of QPI common stock which will not cause the total issued and outstanding QPI common stock to be no more that Thirty million (30,000,000) shares.

         6.3 That the Federal and State of California income tax liabilities of QPI, as a company and for the benefit of its past and current employees, currently in the amount of approximately Six hundred thousand dollars ($600,000.00), will be settled on terms that will include a payment plan of all net income of QPI up Twenty-five thousand dollars ($25,000.00) per month, as stated in Paragraph 13.5 of the Acquisition Agreement. However, the Parties agree to use their best efforts to reach such a settlement as soon as possible after the Closing; and that ITEC will continue to assist QPI in achieving such a settlement. Further, the Parties acknowledge that discussions with the Internal Revenue Service regarding the settlement of these liabilities began within fifteen (15) days of the date of the last signature to the Acquisition Agreement.

         6.4 That QPI will have obtained the approval of the transactions contemplated by this Agreement from its current shareholders, as stated in Paragraph 13.8 of the Acquisition Agreement.

7. TERMINATION OF THE ACQUISITION AGREEMENT. Each Party hereby waives any right it may have to terminate the Acquisition Agreement for any reason as of the date of the signing of this Agreement.

8. SUCCESSORS. This Agreement is binding upon and shall inure to the benefit of the Parties and each Party's respective successors, assigns, heirs, spouses, agents and personal representatives, enforceable against each of them in accordance with its terms.

9 ASSIGNMENT. This Agreement may not be assigned in whole or in part, by either Party, whether by operation of law or by contract, without the prior, written consent of the other Party, which consent may be given or withheld in the sole and exclusive discretion of such other Party.

10. ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the Parties with respect to the entire subject matter, and any and all prior discussions, negotiations, commitments and understandings related hereto are merged herein. No representations, oral or otherwise, express or implied other than those contained in this Agreement have been made by any Party. No other agreements not specifically referred to herein, oral or otherwise, shall be deemed to exist or to bind any of the Parties to this Agreement.

11. PROVISIONS SEVERABLE. The Parties expressly agree and contract that it is not the intention of any of them to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof. If any section, sentence, clause, word or combination thereof in this Agreement is judicially or administratively interpreted or construed as being in violation of any such provisions of any jurisdiction, such sections, sentences, words, clauses or combinations thereof shall be inoperative in each such jurisdiction and the remainder of this Agreement shall remain binding upon the Parties in each such jurisdiction.

12. WAIVER, MODIFICATION AND AMENDMENT. All waivers hereunder must be made in a signed writing, and failure by either Party at any time to require the other Party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of a breach or violation of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision. This Agreement may be modified or amended only by a later writing signed by all of the Parties.

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13.      GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of San Diego. In the event either Party shall be forced to bring any legal action to protect or defend its rights under the Agreement, then the prevailing Party in such proceeding shall be entitled to reimbursement from the non-prevailing Party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

14. TITLES AND CAPTIONS. Paragraph titles and captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision.

15. COUNTERPART SIGNATURE PAGES. This Agreement may be executed by the Parties through counterpart signature pages (and not as part of one document bearing all signatures consecutively), all of which, when together, shall constitute satisfaction of the signature requirements. Facsimile signature pages shall also be acceptable.

16. AUTHORITY. The undersigned individuals and/or entities execute this Agreement on behalf of their respective parties, and represent and warrant that said individual and/or entities are authorized to enter into and execute this Agreement on behalf of such Parties, that the appropriate corporate resolutions or other consents have been passed and/or obtained (if necessary), and that this Agreement shall be binding on the Party on whose benefit they are executing this Agreement.

17. NOTICES. All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as set forth below, or at such other address as any Party may hereafter indicate by notice delivered as set forth in this Section 24:

                  If to QPI:
                                    Quick Pix, Inc.
                                    7050 Village Drive, Suite F
                                    Buena Park, CA  90621
                                    Tel:    (714) 522-8255
                                    Fax:    (714) 521-1745
                                    Attn:   John Capezzuto, CEO


                  If to ITEC:
                                    Imaging Technologies Corporation
                                    15175 Innovation Drive
                                    San Diego, CA 92128
                                    Tel:    858-613-1300
                                    Fax:    858-207-6505
                                    Attn:   Brian Bonar, CEO and President

                  If to Mr. Capezzuto:
                                    Mr. John Capezzuto
                                    7050 Village Drive, Suite F
                                    Buena Park, CA  90621
                                    Tel:    (714) 522-8255
                                    Fax:    (714) 521-1745

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         IN WITNESS WHEREOF, the parties hereto have set forth their hand as of the date and year first above written.

IMAGING TECHNOLOGIES CORPORATION

By:   /s/ Philip J. Englund
      Philip J. Englund
      Sr. Vice President, General Counsel

Dated:  July 23, 2002


SOLVIS GROUP, INC.

By:   /s/ John Capezutto
      John Capezutto
      CEO

Dated:  July 23, 2002


JOHN CAPEZZUTO

/s/   John Capezutto
      John Capezutto

Dated:  July 23, 2002



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